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                                                                    EXHIBIT 23.1


                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

     As independent public accountants, we hereby consent to the incorporation by reference in this Registration Statement on Form S-8/S-3 pertaining to the 1995 Stock Option Plan, 1997 Stock Option Plan, as amended, 1998 Employee Stock Purchase Plan and 1998 Director Option Plan, of our report dated January 24, 2000 with respect to the financial statements and schedule of PCTEL, Inc. included in Form 10-K, filed with the Securities and Exchange Commission on March 24, 2000.

                                        /s/  ARTHUR ANDERSEN LLP

San Jose, California

April 14, 2000